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                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM  8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    JULY 22, 1996


                           THE FOREFRONT GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                       0-27438                76-0365256
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)



                      1330 POST OAK BOULEVARD, SUITE 1300
                             HOUSTON, TEXAS 77056
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


                                (713) 961-1101
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                      1360 POST OAK BOULEVARD, SUITE 1660
                             HOUSTON, TEXAS 77056
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 22, 1996, The ForeFront Group, Inc. (the "Company") consummated the acquisition of AllMicro, Inc. ("AllMicro") pursuant to the terms of the Agreement and Plan of Reorganization, dated as of July 19, 1996 (the "Merger Agreement") by and among the Company, AllMicro Acquisition Corporation, AllMicro and Michael and Anita Kaplan, the stockholders (the "Stockholders") of AllMicro. The acquisition was effectuated by way of a merger (the "Merger") of a wholly-owned subsidiary of the Company with and into AllMicro. As a result of the Merger, AllMicro became a wholly-owned subsidiary of the Company. The Merger is being treated as a "pooling of interests" for accountng purposes. Pursuant to the Merger Agreement, the Stockholders received an aggregate of 1,056,152 shares of common stock, $.01 par value of the Company ("ForeFront Common Stock"), ten percent of which was placed in escrow to satisfy claims of the Company that may arise for any breach of the representations and warranties made by AllMicro and the Stockholders in the Merger Agreement. The shares held in escrow will be released upon the Company's filing of audited financial statements for calendar year 1996, except for pending claims. The number of shares of ForeFront Common Stock issued to the Stockholders was determined through arms-length negotiation. There was no material relationship between the parties prior to the Merger.

     The shares of ForeFront Common Stock were issued to the Stockholders pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"); however, the Stockholders agreed not to sell the shares of ForeFront Common Stock acquired in the Merger prior to the time that financial results covering at least 30 days post-Merger combined operations of the Company and AllMicro have been published. In addition, any sales of ForeFront Common Stock by the Stockholders must be in compliance with the volume limitations of Rule 145 under the Securities Act.
The Stockholders have also been granted piggyback registration rights under certain circumstances.

     AllMicro is a supplier of technology that allows PC users to troubleshoot, tune and enhance the performance of their PCs. AllMicro's major products consist of Troubleshooter/TM/ professional diagnostic tool for PC troubleshooting; Discovery Card/TM/, the first diagnostic card to resolve configuration conflicts; Rescue Data Recovery System/TM/, the first software product to recover data from crashed drives; and CNE Self Study Course/TM/, a self study program for certification of Novell network engineers.

     ForeFront is engaged in the business of developing, marketing and supporting client, server and integrated application software products that enable the capture, organization and exchange of information over the Internet and private computer networks. The Company launched its first two Internet products in 1995: GrabNet/TM/, a tool that enables a user to capture and organize information from the World Wide Web; and WebWhacker/TM/, a product that enables the storage of information captured from the Web for off-line use and distribution. In 1996 the Company expanded its product offerings with the release of WebSeeker/TM/, a unified search engine that queries more than twenty internet engines and RoundTable/TM/, a multimedia, Internet and Intranet conferencing product.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired. It is impracticable for ForeFront to provide the required financial statements of AllMicro at this time. ForeFront will file the required financial statements as soon as practicable.

     (b) Pro Forma Financial Information. It is impracticable for ForeFront to provide the required pro forma financial information at this time. ForeFront will file the required pro forma financial information as soon as practicable.

     (c)  Exhibits.

     99.1. Agreement and Plan of Reorganization among The ForeFront Group, Inc., AllMicro Acquisition Corporation, AllMicro, Inc. and the Shareholders listed on the execution pages thereto, dated July 19, 1996

     99.2. Escrow Agreement, dated as of July 19, 1996, by and among The ForeFront Group, Inc., AllMicro Acquisition Corporation, AllMicro, Inc., Texas Commerce Bank National Association, and the Shareholders listed on the execution pages thereto.

     99.3. Registration Rights Agreement, dated as of July 19, 1996, by and among The ForeFront Group, Inc. and the Shareholders of AllMicro, Inc. set forth on the signature pages thereto.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  THE FOREFRONT GROUP, INC., a Delaware
                                  corporation



Date: August 5, 1996              By:   /s/ Jeffrey R. Harder
     ----------------                -----------------------------------------
                                  Name:     Jeffrey R. Harder
                                  Title:    VP, Corporate Development
                                            & General Counsel

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                                 EXHIBIT INDEX

                                                                      Sequential
 Exhibit                                                                 Page
 Number                Document Description                             Number
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99.1.     Agreement and Plan of Reorganization among The ForeFront
          Group, Inc., AllMicro Acquisition Corporation, AllMicro,
          Inc. and the Shareholders listed on the execution pages thereto, dated July 19, 1996.

99.2. Escrow Agreement, dated as of July 19, 1996, by and among The ForeFront Group, Inc., AllMicro Acquisition Corporation, AllMicro, Inc., Texas Commerce Bank National Association, and the Shareholders listed on the execution pages thereto.

99.3. Registration Rights Agreement, dated as of July 19, 1996, by and among The ForeFront Group, Inc. and the Shareholders of AllMicro, Inc. set forth on the signature pages thereto.

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